ENGINEERING AND MATERIALS TECHNOLOGY
                                   CORPORATION

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned shareholder of Engineering and Materials Technology Corporation ("Engineering and Materials") hereby appoints John Harcourt or
                         , and either of them, the lawful attorneys and proxies
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of the undersigned, with several powers of substitution, to vote all shares of
Common Stock of Engineering and Materials which the undersigned is entitled to
vote at the Special Meeting of Shareholders to be held on                  ,
                                                          ----------------
                     , 2002, and at any and all adjournments thereof:
--------------------

         1. Approval of the Agreement of Merger providing for a merger pursuant to which Engineering and Materials will be merged with another corporation incorporated in the State of Oklahoma, which corporation shall be the surviving corporation of the merger and which is named EMTC International, Inc. ("EMTC") and each outstanding share of Engineering and Materials Common Stock will be converted into one share of EMTC Common Stock.

                           FOR [ ]           AGAINST [ ]       ABSTAIN [ ]
                               THE BOARD OF DIRECTORS RECOMMENDS A
                                            VOTE FOR.

         2. IN THEIR DISCRETION ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

         Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR APPROVAL OF THE PLAN OF MERGER AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS.

Dated:                        , 2002.
        ---------------------

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(Signature)                                          (Name of Shareholder)

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(Address of Shareholder)

                                                                     Exhibit 99
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